Exhibit 4.2

Reference	InterContinental Hotels Group PLC

2625-01

ORDINARY SHARES OF £1 EACH

The definitive certificate in respect of the documents recently lodged by you is attached. No receipt or other acknowledgement is required.

If the certificate is in respect of a balance after certification or registration, the number in the transfer column will be prefixed B.

DIVIDEND CLAIMS: THE DATE SHOWN ON THE ATTACHED CERTIFICATE IS THE DATE OF REGISTRATION.

Should you need to notify the Registrar of a change of address, please complete the form on the reverse of this counterfoil and send it to Lloyds TSB Registrars. In the case of a joint holding, the change of address of the first-named shareholder only should be notified and the form should be signed by the first-named shareholder only.
Please do NOT return your share certificate with the change of address form.

CERTIFICATE NO.	ACCOUNT NO.	TRANSFER NO.	DATE	NUMBER OF ORDINARY SHARES

Incorporated and registered in England and Wales under the Companies Acts 1985 and 1989
Registered No. 4551528

ORDINARY SHARES OF £1 EACH

This is to Certify that the undermentioned is/are the registered holder(s) of Ordinary Shares of £1 each fully paid in InterContinental Hotels Group PLC as shown herein subject to the Memorandum and Articles of Association of the Company.

   NAME(S) OF HOLDER(S)

Given under the Securities Seal of the Company

NUMBER OF ORDINARY SHARES

This certificate should be kept in a safe place. It will be needed when you sell or transfer the shares. No transfer of any portion of this holding will be registered unless this certificate is deposited at the office of the Registrar.
The Registrar’s address is Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA (Telephone 0870 600 3957, overseas callers should call +44 121 433 8000) and the relevant reference for correspondence is No. 2625.

CHANGE OF ADDRESS – Please use BLOCK LETTERS	Co. 2625
To: The Registrar, InterContinental Hotels Group PLC, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA
Name(s) of shareholder(s) – Please fill in the full name(s) of the shareholder(s) as shown in the certificate

1st or Sole Holder

2nd Holder (if any)

3rd Holder (if any)

4th Holder (if any)

OLD ADDRESS Please change the address in the Register of Members from:

to: NEW ADDRESS Please fill in full details including postcode:

PLEASE SIGN HERE	DATE

Notes:	(i)	The above information will be used to amend any InterContinental Hotels Group PLC share accounts in which your name appears as the first or sole holder and which contains the same old address, including any accounts with designations.
	(ii)	If the change affects holdings of shares in other companies for which Lloyds TSB Registrars acts as Registrar, please give full details on a separate piece of paper.